BWX Technologies Reports Second Quarter 2019 Results With
Solid Revenue and EPS Growth

•	2Q19 EPS growth to $0.62 vs. 2Q18 GAAP EPS of $0.60 and 2Q18 non-GAAP EPS of $0.58

•	2Q19 revenue up 7% vs. 2Q18; Continued robust backlog of $4.5 billion

•	Declares quarterly cash dividend of $0.17 payable in 3Q19

•	Reiterates 2019 revenue and non-GAAP EPS guidance; updates underlying components

•	Reiterates 3-5 year, low-double-digit non-GAAP EPS CAGR from 2017 results
Lynchburg, VA - August 5, 2019 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported second quarter 2019 revenue of $471 million, a 7.4% increase compared with $439 million in the second quarter of 2018. GAAP net income for the second quarter 2019 was $58.9 million, or $0.62 per diluted share, compared with GAAP net income of $60.7, or $0.60 per diluted share, in the prior-year period. Non-GAAP net income for the second quarter 2019 was $59.1 million, or $0.62 per diluted share, compared with non-GAAP net income of $58.0 million, or $0.58 per diluted share, in the prior-year period. A reconciliation of non-GAAP results is detailed in Exhibit 1.
"Our strong second quarter results demonstrate the resiliency of our business," said Rex D. Geveden, president and chief executive officer. "The Nuclear Operations Group drove superb results as we enter into an increasing Columbia-class production cadence and the Nuclear Power Group delivered another solid bottom-line quarter through focused execution.”
Segment Results
Nuclear Operations Group (NOG) segment revenue achieved another record high with $358.4 million for the second quarter of 2019, a 7.9% increase from the prior-year period, driven primarily by leveraging an increase in production volume and the acceleration of long-lead material purchases. NOG operating income was $75.2 million in the second quarter of 2019, a 12% increase compared with the prior-year period primarily driven by higher volume and the absence of missile tube charges. Second quarter 2019 segment operating margins were 21.0%, up 80 basis points compared to the prior-year period.
Nuclear Power Group (NPG) segment revenue was $86.6 million for the second quarter of 2019, a 14.5% increase from the prior-year period primarily due to increases in refurbishment component work and the medical radioisotope acquisition, partially offset by lower field service activity. NPG operating income was $14.9 million in the second quarter of 2019, nearly double the operating income from the prior-year period driven primarily from higher volume of component work, including contract improvements, and the medical radioisotope acquisition, partially offset by lower field service activity. Second quarter segment operating margins were robust at 17.2%, up 690 basis points compared to the prior-year period.

Nuclear Services Group (NSG) segment GAAP and non-GAAP operating income was $1.5 million and $1.8 million respectively for the second quarter of 2019, compared with $3.5 million in the prior-year period. Improved site performance was more than offset by higher bid and proposal activity and contract completions.
Liquidity and Debt
The Company generated cash from operating activities of $64.8 million in the second quarter of 2019 compared with $35.9 million in the prior-year period. At the end of the second quarter 2019, the Company’s cash and short-term investments position, net of restricted cash, was $38.1 million.
As of June 30, 2019, the Company had gross debt of $879.2 million and $65.9 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400.0 million in senior notes, $279.2 million in term loans and $200.0 million in borrowings under the Company’s revolving credit facility. The Company had $234.1 million in remaining availability under its revolving credit facility.
Capital Deployment
The Company returned $16.2 million in dividends to shareholders during the second quarter 2019, bringing the total to $53.0 million of cash returned to shareholders year-to-date including $20.0 million in share repurchases and $33.0 million in dividends. As of June 30, 2019, the total remaining share repurchase authorization remained at $165.3 million.
On July 30, 2019, our Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on September 6, 2019, to shareholders of record on August 16, 2019.
2019 Guidance
BWXT updated the following guidance for 2019:

•	Increased NPG operating margin to ~14%

•	Decreased NSG operating income to ~$20 million

•	Decreased corporate unallocated expenses to less than $20 million

BWXT reiterated the following guidance for 2019:

•	Non-GAAP EPS of ~$2.50 (excludes pension and post-retirement benefits mark-to-market)

•	Consolidated revenue growth vs. 2018 of ~6%

•	NOG revenue growth vs. 2018 of ~6%

•	NPG revenue ~flat vs. 2018

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	Other segment operating expense primarily for R&D of ~1% of revenue

•	Other income primarily related to pension and other post-employment benefits of ~$22 million

•	Non-GAAP effective tax rate in a range of 23% to 24%

•	Capital expenditures of ~$225 million
Long-term Guidance
BWXT reiterated long-term guidance that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.

The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Second Quarter 2019 Results
Date:            Tuesday, August 6, 2019, at 8:30 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog and Columbia-class production, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments; and our 2019 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE: BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,350 employees, BWXT has 11 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended June 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$80.5	$0.3	$80.9
Other Income (Expense)	(2.8)	—	(2.8)
Provision for Income Taxes	(18.7)	(0.1)	(18.8)
Net Income	59.0	0.3	59.3
Net Income Attributable to Noncontrolling Interest	(0.1)	—	(0.1)
Net Income Attributable to BWXT	$58.9	$0.3	$59.1

Diluted Shares Outstanding	95.7		95.7
Diluted Earnings per Common Share	$0.62	$0.00	$0.62

Effective Tax Rate	24.1%		24.1%

Three Months Ended June 30, 2018
	GAAP	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	Non-GAAP

Operating Income	$71.5	$—	$—	$71.5
Other Income (Expense)	7.7	2.4	(6.0)	4.1
Provision for Income Taxes	(18.5)	(0.6)	1.5	(17.6)
Net Income	60.7	1.8	(4.5)	58.1
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	(0.1)
Net Income Attributable to BWXT	$60.7	$1.8	$(4.5)	$58.0

Diluted Shares Outstanding	100.6			100.6
Diluted Earnings per Common Share	$0.60	$0.02	$(0.04)	$0.58

Effective Tax Rate	23.3%			23.2%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

Six Months Ended June 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$144.2	$0.3	$144.5
Other Income (Expense)	(3.6)	—	(3.6)
Provision for Income Taxes	(32.5)	(0.1)	(32.6)
Net Income	108.1	0.3	108.4
Net Income Attributable to Noncontrolling Interest	(0.3)	—	(0.3)
Net Income Attributable to BWXT	$107.9	$0.3	$108.1

Diluted Shares Outstanding	95.7		95.7
Diluted Earnings per Common Share	$1.13	$0.00	$1.13

Effective Tax Rate	23.1%		23.1%

Six Months Ended June 30, 2018
	GAAP	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	Non-GAAP

Operating Income	$151.4	$1.6	$—	$—	$153.0
Other Income (Expense)	12.8	—	2.4	(6.0)	9.2
Provision for Income Taxes	(37.1)	(0.4)	(0.6)	1.5	(36.6)
Net Income	127.1	1.2	1.8	(4.5)	125.7
Net Income Attributable to Noncontrolling Interest	(0.0)	—	—	—	(0.0)
Net Income Attributable to BWXT	$127.1	$1.2	$1.8	$(4.5)	$125.6

Diluted Shares Outstanding	100.5				100.5
Diluted Earnings per Common Share	$1.26	$0.01	$0.02	$(0.04)	$1.25

Effective Tax Rate	22.6%				22.5%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2019	December 31, 2018
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$34,444	$29,871
Restricted cash and cash equivalents	4,345	3,834
Investments	3,614	3,597
Accounts receivable – trade, net	68,122	71,574
Accounts receivable – other	17,685	13,374
Retainages	60,664	57,885
Contracts in progress	358,474	318,454
Other current assets	40,032	43,859
Total Current Assets	587,380	542,448
Property, Plant and Equipment	1,182,000	1,132,392
Less accumulated depreciation	708,186	693,153
Net Property, Plant and Equipment	473,814	439,239
Investments	9,089	7,382
Goodwill	278,626	274,082
Deferred Income Taxes	61,443	63,908
Investments in Unconsolidated Affiliates	68,576	63,746
Intangible Assets	195,125	228,676
Other Assets	82,427	35,615
TOTAL	$1,756,480	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2019	December 31, 2018
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,694	$14,227
Accounts payable	108,700	114,751
Accrued employee benefits	63,867	77,386
Accrued liabilities – other	51,493	62,163
Advance billings on contracts	67,413	98,477
Accrued warranty expense	9,225	10,344
Total Current Liabilities	315,392	377,348
Long-Term Debt	855,690	753,617
Accumulated Postretirement Benefit Obligation	19,316	19,236
Environmental Liabilities	89,949	86,372
Pension Liability	166,825	173,469
Other Liabilities	15,159	9,353
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,416,746 and 125,871,866 shares at June 30, 2019 and December 31, 2018, respectively	1,264	1,259
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	124,105	115,725
Retained earnings	1,240,775	1,166,762
Treasury stock at cost, 31,249,163 and 30,625,074 shares at June 30, 2019 and December 31, 2018, respectively	(1,067,082)	(1,037,795)
Accumulated other comprehensive income	(4,932)	(10,289)
Stockholders' Equity – BWX Technologies, Inc.	294,130	235,662
Noncontrolling interest	19	39
Total Stockholders' Equity	294,149	235,701
TOTAL	$1,756,480	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$471,231	$438,921	$887,685	$896,384
Costs and Expenses:
Cost of operations	338,023	318,209	641,658	645,573
Research and development costs	5,332	4,107	10,506	7,714
Losses (gains) on asset disposals and impairments, net	151	(237)	151	(245)
Selling, general and administrative expenses	54,052	51,518	105,735	105,280
Total Costs and Expenses	397,558	373,597	758,050	758,322
Equity in Income of Investees	6,862	6,225	14,544	13,375
Operating Income	80,535	71,549	144,179	151,437
Other Income (Expense):
Interest income	137	441	552	1,219
Interest expense	(9,542)	(7,869)	(18,245)	(11,429)
Other – net	6,604	15,106	14,125	23,016
Total Other Income (Expense)	(2,801)	7,678	(3,568)	12,806
Income before Provision for Income Taxes	77,734	79,227	140,611	164,243
Provision for Income Taxes	18,734	18,493	32,501	37,096
Net Income	$59,000	$60,734	$108,110	$127,147
Net Income Attributable to Noncontrolling Interest	(122)	(71)	(254)	(43)
Net Income Attributable to BWX Technologies, Inc.	$58,878	$60,663	$107,856	$127,104
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.62	$0.61	$1.13	$1.28
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.62	$0.60	$1.13	$1.26
Shares used in the computation of earnings per share:
Basic	95,357,311	99,681,580	95,306,210	99,603,884
Diluted	95,677,204	100,571,737	95,749,280	100,542,014

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2019	2018
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$108,110	$127,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,833	28,420
Income of investees, net of dividends	(6,314)	(3,384)
Gain on forward contracts	—	(5,997)
Recognition of debt issuance costs from Former Credit Facility	—	2,441
Recognition of losses for pension and postretirement plans	1,295	993
Stock-based compensation expense	6,352	5,755
Changes in assets and liabilities:
Accounts receivable	6,836	3,029
Accounts payable	11,191	(3,835)
Retainages	(2,602)	(13,887)
Contracts in progress and advance billings on contracts	(69,549)	(53,902)
Income taxes	(6,184)	(12,302)
Accrued and other current liabilities	(15,192)	973
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(22,983)	(57,439)
Other, net	5,273	(702)
NET CASH PROVIDED BY OPERATING ACTIVITIES	47,066	17,310
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(75,701)	(33,960)
Purchases of securities	(2,038)	(1,822)
Sales and maturities of securities	2,054	2,955
Investments, net of return of capital, in equity method investees	—	(9,800)
Other, net	17	1,246
NET CASH USED IN INVESTING ACTIVITIES	(75,668)	(41,381)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	483,400	700,000
Repayments of long-term debt	(390,714)	(509,968)
Payment of debt issuance costs	—	(8,197)
Repurchases of common shares	(20,000)	—
Dividends paid to common shareholders	(32,976)	(32,063)
Exercises of stock options	1,400	3,018
Cash paid for shares withheld to satisfy employee taxes	(8,654)	(4,710)
Other, net	815	(352)
NET CASH PROVIDED BY FINANCING ACTIVITIES	33,271	147,728
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	447	(10,660)
TOTAL INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	5,116	112,997
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	36,408	213,144
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,524	$326,141
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$19,827	$7,625
Income taxes (net of refunds)	$38,103	$49,848
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$11,204	$8,775

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$358,352	$332,140	$663,153	$648,771
Nuclear Power Group	86,639	75,697	171,038	188,513
Nuclear Services Group	29,829	32,596	58,923	62,629
Adjustments and Eliminations	(3,589)	(1,512)	(5,429)	(3,529)
TOTAL	$471,231	$438,921	$887,685	$896,384

SEGMENT INCOME:
Nuclear Operations Group	$75,226	$67,046	$132,851	$134,703
Nuclear Power Group	14,883	7,810	27,466	29,574
Nuclear Services Group	1,490	3,511	3,061	4,688
Other	(6,744)	(4,357)	(12,840)	(8,400)
SUBTOTAL	84,855	74,010	150,538	160,565
Unallocated Corporate	(4,320)	(2,461)	(6,359)	(9,128)
TOTAL	$80,535	$71,549	$144,179	$151,437

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,192	$8,124	$16,201	$15,902
Nuclear Power Group	4,549	3,484	9,065	7,079
Nuclear Services Group	787	895	1,548	1,808
Other	236	—	299	—
Corporate	1,947	1,856	3,720	3,631
TOTAL	$15,711	$14,359	$30,833	$28,420

CAPITAL EXPENDITURES:
Nuclear Operations Group	$19,851	$14,615	$55,211	$28,424
Nuclear Power Group	7,958	763	13,380	1,722
Nuclear Services Group	138	—	385	235
Other	331	542	2,252	1,054
Corporate	2,904	406	4,473	2,525
TOTAL	$31,182	$16,326	$75,701	$33,960

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,706,286	$2,686,050	$3,706,286	$2,686,050
Nuclear Power Group	750,417	883,049	750,417	883,049
Nuclear Services Group	48,260	43,518	48,260	43,518
TOTAL	$4,504,963	$3,612,617	$4,504,963	$3,612,617

BOOKINGS:
Nuclear Operations Group	$53,974	$14,860	$1,730,711	$74,936
Nuclear Power Group	67,673	408,377	117,749	445,285
Nuclear Services Group	30,582	47,572	65,588	75,323
TOTAL	$152,229	$470,809	$1,914,048	$595,544